Exhibit 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 27, 2016--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the second quarter (Q2) of fiscal year 2016. For the second quarter, Dolby reported total revenue of $274.3 million, compared to $271.9 million for the second quarter of fiscal year 2015.

Second quarter GAAP net income was $67.4 million, or $0.66 per diluted share, compared to $58.0 million, or $0.56 per diluted share, for the second quarter of fiscal 2015. On a non-GAAP basis, second quarter net income was $83.5 million, or $0.82 per diluted share, compared to $74.9 million, or $0.72 per diluted share, for the second quarter of fiscal 2015. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“It was a solid quarter and we gained momentum in mobile with the inclusion of Dolby Audio in iOS,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We’ve also expanded the number of Dolby Vision TVs in market and the amount of Dolby Vision content, while continuing to roll out Dolby Cinema locations around the world.”

Dividend

Today, Dolby announced a cash dividend of $0.12 per share of Class A and Class B common stock, payable on May 18, 2016, to stockholders of record as of the close of business on May 9, 2016.

Financial Outlook

Q3 2016

Dolby estimates that total revenue for the third quarter (Q3) of fiscal 2016 will range from $260 million to $275 million. Gross margin percentages are projected to range between approximately 89 percent and 90 percent on a GAAP basis and between 90 percent and 91 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $172 million and $175 million on a GAAP basis and between $154 million and $157 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.47 and $0.53 on a GAAP basis and between $0.62 and $0.68 on a non-GAAP basis.

Dolby estimates that its fiscal Q3 2016 effective tax rate will be approximately 26 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2016

Dolby anticipates that total revenue will range from $1 billion to $1.03 billion.

Dolby anticipates that operating expenses will be between $685 million and $690 million on a GAAP basis and between $610 million and $615 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q2 fiscal 2016 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, April 27, 2016. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-800-753-9057. International callers can access the conference call at 1-913-312-0654.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, April 27, 2016, until 9:00 p.m. PT on Wednesday, May 4, 2016, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 7546497. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby's business for planning and forecasting in subsequent periods. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby's investor relations website at http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q3 2016 and fiscal 2016, our ability to advance our long-term objectives, and future quarterly dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc, broadcast, consumer electronics, gaming, mobile, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows 8 and Windows 10 devices and the rate of consumer adoption of Windows and other operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	April 1, 2016	March 27, 2015	April 1, 2016	March 27, 2015
Revenue:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Licensing	$249,336	$243,333	$460,465	$459,931
Products	20,063	22,985	44,872	36,248
Services	4,941	5,632	9,817	10,009
Total revenue	274,340	271,950	515,154	506,188

Cost of revenue:
Cost of licensing	6,698	3,787	13,231	7,268
Cost of products	13,978	18,237	33,016	30,821
Cost of services	3,697	3,125	7,892	6,470
Total cost of revenue	24,373	25,149	54,139	44,559

Gross margin	249,967	246,801	461,015	461,629

Operating expenses:
Research and development	52,088	56,601	105,416	105,195
Sales and marketing	71,815	65,940	146,269	133,958
General and administrative	42,482	45,653	86,560	90,369
Restructuring charges/(credits)	1,255	—	1,255	(39)
Total operating expenses	167,640	168,194	339,500	329,483

Operating income	82,327	78,607	121,515	132,146

Other income/expense:
Interest income	1,250	1,091	2,547	1,991
Interest expense	(33)	(31)	(62)	(46)
Other income/(expense), net	279	218	(693)	110
Total other income	1,496	1,278	1,792	2,055

Income before income taxes	83,823	79,885	123,307	134,201
Provision for income taxes	(16,278)	(21,353)	(24,751)	(33,732)
Net income including controlling interest	67,545	58,532	98,556	100,469
Less: net (income) attributable to controlling interest	(147)	(558)	(257)	(1,138)
Net income attributable to Dolby Laboratories, Inc.	$67,398	$57,974	$98,299	$99,331

Net Income Per Share:
Basic	$0.67	$0.57	$0.98	$0.97
Diluted	$0.66	$0.56	$0.97	$0.95
Weighted-Average Shares Outstanding:
Basic	100,456	102,509	100,600	102,406
Diluted	101,555	103,904	101,716	104,097

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 1, 2016	September 25, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$521,202	$531,926
Restricted cash	5,278	2,936
Short-term investments	104,267	138,901
Accounts receivable, net	102,083	101,563
Inventories	17,259	13,872
Prepaid expenses and other current assets	36,198	32,031
Total current assets	786,287	821,229
Long-term investments	268,091	321,015
Property, plant and equipment, net	416,254	403,091
Intangible assets, net	216,082	127,507
Goodwill	309,880	307,708
Deferred taxes	149,272	143,279
Other non-current assets	12,985	9,464
Total assets	$2,158,851	$2,133,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,632	$20,710
Accrued liabilities	158,534	169,307
Income taxes payable	—	754
Deferred revenue	22,321	18,910
Total current liabilities	198,487	209,681
Long-term deferred revenue	35,652	30,581
Other non-current liabilities	70,664	77,024
Total liabilities	304,803	317,286

Stockholders’ equity:
Class A common stock	54	51
Class B common stock	47	51
Additional paid-in capital	—	17,571
Retained earnings	1,853,602	1,800,857
Accumulated other comprehensive (loss)	(8,342)	(11,462)
Total stockholders’ equity – Dolby Laboratories, Inc.	1,845,361	1,807,068
Controlling interest	8,687	8,939
Total stockholders’ equity	1,854,048	1,816,007
Total liabilities and stockholders’ equity	$2,158,851	$2,133,293

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year-To-Date Ended
	April 1, 2016	March 27, 2015
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$98,556	$100,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,917	33,578
Stock-based compensation	35,466	34,509
Amortization of premium on investments	2,661	4,811
Excess tax benefit from exercise of stock options	(338)	(2,095)
Provision for doubtful accounts	1,228	(487)
Deferred income taxes	(5,709)	(7,681)
Other non-cash items affecting net income	498	1,252
Changes in operating assets and liabilities:
Accounts receivable	(1,727)	(3,457)
Inventories	(3,533)	1,397
Prepaid expenses and other assets	(6,979)	(6,045)
Accounts payable and other liabilities	(5,939)	3,223
Income taxes, net	(8,752)	12,064
Deferred revenue	8,495	5,486
Other non-current liabilities	22	916
Net cash provided by operating activities	156,866	177,940

Investing activities:
Purchase of investments	(200,944)	(194,613)
Proceeds from sales of investment securities	227,094	120,074
Proceeds from maturities of investment securities	59,053	79,885
Purchases of PP&E	(48,984)	(78,488)
Payments for business acquisitions, net of cash acquired	—	(93,516)
Purchase of intangible assets	(105,270)	(6,416)
Change in restricted cash	(2,342)	(14)
Net cash used in investing activities	(71,393)	(173,088)

Financing activities:
Proceeds from issuance of common stock	14,575	12,638
Repurchase of common stock	(76,856)	(32,364)
Payment of cash dividend	(24,200)	(20,470)
Distribution to controlling interest	(214)	(5,628)
Excess tax benefit from the exercise of stock options	338	2,095
Shares repurchased for tax withholdings on vesting of restricted stock	(10,742)	(11,809)
Net cash used in financing activities	(97,099)	(55,538)

Effect of foreign exchange rate changes on cash and cash equivalents	902	(3,792)
Net decrease in cash and cash equivalents	(10,724)	(54,478)
Cash and cash equivalents at beginning of period	531,926	568,472
Cash and cash equivalents at end of period	$521,202	$513,994

GAAP to Non-GAAP Reconciliations
(in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter of fiscal 2016 and second quarter of fiscal 2015:

Net income:	Fiscal Quarter Ended
	April 1, 2016	March 27, 2015
GAAP net income	$67.4	$58.0
Stock-based compensation	16.1	16.6
RSU dividend equivalent	0.3	0.6
Amortization of acquired intangibles	3.8	4.9
Restructuring charges, net	1.3	—
Income tax adjustments	(5.4)	(5.2)
Non-GAAP net income	$83.5	$74.9

Diluted earnings per share:	Fiscal Quarter Ended
	April 1, 2016	March 27, 2015
GAAP diluted earnings per share	$0.66	$0.56
Stock-based compensation	0.16	0.16
RSU dividend equivalent	—	0.01
Amortization of acquired intangibles	0.04	0.05
Restructuring charges, net	0.01	—
Income tax adjustments	(0.05)	(0.06)
Non-GAAP diluted earnings per share	$0.82	$0.72

Shares used in computing diluted earnings per share (in millions)	102	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2016 and fiscal year 2016 included in this release:

Gross margin:	Q3 2016
GAAP gross margin (low - high end of range)	89% - 90%
Stock-based compensation	0.2%
Amortization of acquired intangibles	0.8%
Non-GAAP gross margin (low - high end of range)	90% - 91%

Operating expenses:	Q3 2016	Fiscal 2016
GAAP operating expenses (low - high end of range)	$172 - $175	$685 - $690
Stock-based compensation	(16.0)	(68.0)
RSU dividend equivalent	—	(1.0)
Amortization of acquired intangibles	(2.0)	(6.0)
Non-GAAP operating expenses (low - high end of range)	$154 - $157	$610 - $615

Diluted earnings per share:	Q3 2016
	Low	High
GAAP diluted earnings per share	$0.47	$0.53
Stock-based compensation	0.17	0.17
Amortization of acquired intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.62	$0.68

Shares used in computing diluted earnings per share (in millions)	101	101

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, +1-415-645-5583
investor@dolby.com
or
Media Contacts:
Dolby Laboratories
Jennifer Bowcock, +1-415-558-0140
Jennifer.bowcock@dolby.com
or
Joy Nestor, +1-415-558-0164
joy.nestor@dolby.com